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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 750,000 shares of its common stock of our report dated January 23, 2003, with respect to the consolidated financial statements of First Federal Capital Corp included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP


July 22, 2004
Milwaukee, Wisconsin